EXHIBIT 99.22

American River Holdings and North Coast Bank
Unaudited Pro Forma Condensed Combined Balance Sheet
As of December 31, 1999 (in thousands)

                                                                                                  ARH
                                                                                                and NCB
                                                                         ARH          NCB       Combined
                                                                      ---------    ---------    ---------
ASSETS
Cash and cash equivalents:
     Cash and due from banks                                          $   8,274    $   2,626    $  10,900
     Federal funds sold                                                   7,125        1,000        8,125
                                                                      ---------    ---------    ---------
         Total cash and cash equivalents                                 15,399        3,626       19,025

Interest bearing deposits in other financial institutions                 5,527          793        6,320

Securities:
     Available for sale, at fair value                                   37,068        1,708       38,776
     Held to maturity, at amortized cost                                 20,499                    20,499

Loans and leases, net of allowance for loan and lease losses
     and deferred fees                                                  117,308       39,735      157,043

Premises and equipment, net of
     accumulated depreciation and amortization                              463          751        1,214

Intangibles                                                                 164                       164

Accounts receivable servicing receivables                                 2,123                     2,123

Accrued interest receivable and other assets                              2,811          565        3,376
                                                                      ---------    ---------    ---------

                                                       TOTAL ASSETS   $ 201,362    $  47,178    $ 248,540
                                                                      =========    =========    =========

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
Deposits:
     Noninterest-bearing demand deposits                              $  47,994    $  10,150    $  58,144
     Interest-bearing deposits                                          133,002       31,931      164,933
                                                                      ---------    ---------    ---------
         Total deposits                                                 180,996       42,081      223,077

Other borrowings                                                          2,125        1,000        3,125

Accrued expenses and other liabilities                                    1,628           99        1,727
                                                                      ---------    ---------    ---------
     Total liabilities                                                $ 184,749    $  43,180    $ 227,929

SHAREHOLDERS' EQUITY:

Common stock                                                          $   6,722    $   1,889    $   8,611

Additional paid in capital                                                   --        1,827        1,827

Retained earnings                                                        10,171          296       10,467

Accumulated other comprehensive loss, net of tax                           (280)         (14)        (294)
                                                                      ---------    ---------    ---------
     Total shareholders' equity                                          16,613        3,998       20,611
                                                                      ---------    ---------    ---------

                         TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY   $ 201,362    $  47,178    $ 248,540
                                                                      =========    =========    =========

                                       43